Exhibit 99.1

AMMO Acknowledges Receipt of Urvan Lawsuit

SCOTTSDALE, Ariz., May 4, 2023 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today acknowledged receipt of a lawsuit filed by Steve Urvan in the Delaware Court of Chancery.

Mr. Urvan has served as a director of the Company since April 2021 when he joined the Board of Directors upon the closing of the Company’s acquisition of GunBroker.com. In August 2022, Mr. Urvan launched a proxy contest in which he sought to replace a majority of the Board of Directors. The parties ultimately settled the proxy contest by agreement in November 2022. On April 28, 2023, Mr. Urvan filed suit against the Company and certain individuals (including some of its officers and directors) in the Delaware Court of Chancery. Mr. Urvan’s complaint alleges that he was fraudulently induced to sell GunBroker.com to the Company more than two years ago. Mr. Urvan seeks partial rescission of the transaction, monetary damages and other relief. The individual defendants believe Mr. Urvan’s claims are meritless and represent a continuation of Mr. Urvan’s campaign against the Company, and they plan to vigorously defend the Company and themselves against Mr. Urvan.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

CoreIR

Phone: (212) 655-0924

IR@ammo-inc.com

Source: AMMO, Inc.